INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CCB Financial Corporation

We consent to the use of our report incorporated herein by reference in the Registration Statement to register shares pursuant to the Long-Term Incentive Plan.


                              KPMG Peat Marwick

Raleigh, North Carolina
July 15, 1994